EXHIBIT 99.1

Crosstex Energy, Inc.
Unaudited Pro Forma Combined Financial Statements

Introduction

The following is our unaudited combined pro forma statement of operations for the year ended December 31, 2012.

Our unaudited pro forma combined statement of operations for the year ended December 31, 2012 reflects the following transactions as if each such transaction occurred as of January 1, 2012.

•                  the acquisition (the “Clearfield Acquisition”) by a wholly-owned subsidiary of Crosstex Energy, L.P. (the “Partnership”) of Clearfield Energy, Inc. (“Clearfield”) for $215.0 million in cash;

•                  the Partnership’s issuance of $250.0 million in aggregate principal amount of 7.125% senior unsecured notes due 2022 (the “2022 Notes”) for net proceeds of $245.1 million, net of transaction costs, the proceeds of which were used to partially finance the Clearfield Acquisition; and

•                  the Partnership’s offering of 10,120,000 common units at a unit price of $16.28 ($15.63 net of transaction costs) for net proceeds of $157.8, the proceeds of which were used to partially finance the Clearfield Acquisition.

The pro forma statement of operations was derived by adjusting the historical financial statements of Crosstex Energy, Inc. The adjustments are based on currently available information and, therefore, the actual adjustments may differ from the pro forma adjustments.

The Crosstex historical results for the year ended December 31, 2012 include the results of the Clearfield Acquisition from the acquisition date of July 2, 2012 forward. The Clearfield historical results are from January 1, 2012 through July 2, 2012.

Management believes that the adjustments provide a reasonable basis for presenting the significant effects of the Clearfield Acquisition, issuance of the 2022 Notes and issuance of common units. The unaudited pro forma financial statements do not purport to present the financial position or results of operations of Crosstex Energy, Inc. had the Clearfield Acquisition, the 2022 Notes issuance or issuance of common units actually been completed as of the dates indicated. Moreover, the statements do not project the financial position or results of operations of Crosstex Energy, Inc. for any future date or period.

CROSSTEX ENERGY, INC.

Unaudited Pro Forma Combined Statement of Operations

Year Ended December 31, 2012

(In thousands, except unit data)

	Crosstex Historical	Clearfield Historical	Pro Forma Adjustments		Pro Forma

Revenues	$1,655,851	$105,911	$—		$1,761,762
Operating costs and expenses:
Purchased oil, gas and NGLs	1,262,093	83,445	—		1,345,538
Operating expenses	130,882	12,358	—		143,240
General and administrative	65,083	—	—		65,083
Gain on sale of property	(342)	—	—		(342)
Loss on derivatives	1,006	—	—		1,006
Depreciation and amortization	162,300	2,681	1,882	(a)	166,863
Total operating costs and expenses	1,621,022	98,484	1,882		1,721,388
Operating income (loss)	34,829	7,427	(1,882)		40,374
Other income (expense):
Interest expense, net of interest income	(86,515)	(36)	(6,791	)(b)	(93,342)
Equity in earnings of limited liability company	3,250	—	—		3,250
Other income	5,054	—	—		5,054
Total other expense	(78,211)	(36)	(6,791)		(85,038)
Income (loss) before non-controlling interest and income taxes	(43,382)	7,391	(8,673)		(44,664)
Income tax benefit (provision)	6,642	(2,006)	802	(c)	5,438
Net income (loss)	(36,740)	5,385	(7,871)		(39,226)
Less: Net income (loss) attributable to the non-controlling interest in the Partnership’s net income	(24,259)	—	(1,833	)(d)	(26,092)
Net income (loss) attributable to Crosstex Energy, Inc.	$(12,481)	$5,385	$(6,038)		$(13,134)
Net loss per common share:
Basic and diluted common share	$(0.26)				$(0.28)

Weighted average shares outstanding:
Basic and diluted common share	47,384				47,384

Crosstex Energy, Inc.

Notes to Unaudited Pro Forma Combined Financial Statements

Offering and Transactions

Our unaudited pro forma combined statement of operations for the year ended December 31, 2012 reflects the following transactions as if each such transaction occurred as of January 1, 2012.

•                  the acquisition (the “Clearfield Acquisition”) by a wholly-owned subsidiary of Crosstex Energy, L.P. (the “Partnership”) of Clearfield Energy, Inc. (“Clearfield”) for $215.0 million;

•                  the Partnership’s issuance of $250.0 million in aggregate principal amount of 7.125% senior unsecured notes due 2022 (the “2022 Notes”) for net proceeds of $245.1 million, net of transaction costs, the proceeds of which were used to partially finance the Clearfield Acquisition;

•                  the Partnership’s offering of 10,120,000 common units at a unit price of $16.28 ($15.63 net of transaction costs) for net proceeds of $157.8 million, the proceeds of which were used to partially finance the Clearfield Acquisition.

The following is an aggregation of Clearfield’s historical statement of operations for the six months ended June 30, 2012.

Aggregation of Clearfield Historical Financials

(In thousands, except unit data)

	Clearfield Three Months Ended March 31, 2012	Clearfield Three Months Ended June 30, 2012	Clearfield Historical

Revenue	$66,660	$39,251	$105,911
Total revenues	66,660	39,251	105,911
Operating costs and expenses:
Purchased gas, NGLs and crude oil	52,819	30,626	83,445
Operating expenses	6,664	5,694	12,358
General and administrative	1,669	(1,669)	—
(Gain) loss on sale of property	(1)	1	—
Depreciation and amortization	1,444	1,237	2,681
Total operating costs and expenses	62,595	35,889	98,484
Operating income	4,065	3,362	7,427
Other income (expense):
Interest expense, net of interest income	(44)	8	(36)
Other income (expense)	128	(128)	—
Total other income (expense)	84	(120)	(36)
Income from continuing operations before non-controlling interest and income taxes	4,149	3,242	7,391
Income tax provision	(1,910)	(96)	(2,006)
Income from continuing operations, before discontinued Operations	2,239	3,146	5,385
Discontinued operations:
Income from discontinued operations, net of tax	1,947	(1,947)	—
Loss from sale of discontinued operations, net of tax	(8,234)	8,234	—
Discontinued operations, net of tax	(6,287)	6,287	—
Net income (loss)	$(4,048)	$9,433	$5,385
Less: Net income (loss) from continuing operations attributable to non-controlling interest	71	(71)	—
Net income (loss) attributable to Clearfield Energy, Inc.	$(4,119)	$9,504	$5,385

Pro Forma Adjustments to Consolidated Statement of Operations

(a)         Reflects additional depreciation and amortization expenses realized from the assets acquired from Clearfield as if the acquisition had occurred on January 1, 2012. The additional depreciation and amortization expenses were calculated based on a straight line basis over 15 years.

(b)         Represents the adjustment to historical interest expense on debt to be retired and interest expense on the 2022 Notes as follows (in thousands):

Year Ended December 31, 2012
Increase in interest due to:
7.125% Senior Unsecured Notes due 2022	$7,076
Decrease in interest due to:
Pay down of credit facility	(499)
Clearfield historical interest	(36)
Increase in amortization of deferred financing costs due to:
7.125% Senior Unsecured Notes due 2022	250
Pro Forma increase to interest expense	$6,791

(c)          Reflects the adjustment of income tax expense for the estimated tax expense associated with the Partnership’s new subsidiaries acquired in the Clearfield Acquisition (the “Clearfield Entities”). Certain of the Clearfield Entities, that primarily hold only fixed-rate financial instruments, will be treated as C corporations for tax purposes and therefore are required to pay income tax of an estimated incremental annual amount of $2.0 million on their net income, whereas the income (loss) from the remainder of the Clearfield assets will primarily pass through to the unitholders of the Partnership similar to the Partnership’s legacy results, including a minor portion to us. Historically, Clearfield was owned by a C-Corporation and all its results were subject to income tax.

(d)         Reflects the change in interest of non-controlling partners in the Partnership due to the Clearfield Acquisition, the Partnership’s issuance of the 2022 Notes and the Partnership’s issuance of the 10,120,000 common units.